DATA


PART C - THIS PART DESCRIBES CERTAIN CHARGES IN YOUR CONTRACT/CERTIFICATE.

WITHDRAWAL CHARGES (SEE SECTION 8.01):  None

DAILY SEPARATE ACCOUNT CHARGES (SEE SECTION 8.04):        [ANNUAL RATE OF 1.70%
                                                          (EQUIVALENT TO A DAILY
                                                          RATE OF .004697%).]

The Daily Separate Account Charge includes the following charges:

[Mortality and Expense Risks Charge:                      Annual rate of 1.10%

Administration Charge:                                    Annual rate of 0.25%.

Distribution Charge:                                      Annual rate of 0.35%]























2009DPSelect                                                        Data Page 14